UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2024

Societal CDMO, Inc.

(Exact name of Registrant as Specified in Its Charter)

Pennsylvania	001-36329	26-1523233
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 E. Uwchlan Ave, Suite 112
Exton, Pennsylvania	19341
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 770 534-8239

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01	SCTL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On February 28, 2024, Societal CDMO, Inc., a Pennsylvania corporation (the “Company” or “Societal”), CoreRx, Inc., a Florida corporation (“Parent” or “CoreRx”), and Cane Merger Sub, Inc., a Pennsylvania corporation and a wholly owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions therein, Merger Sub will commence a tender offer (the “Offer”) to acquire all of the issued and outstanding shares of common stock, par value $0.01 per share, of the Company (“Company Common Stock”), for $1.10 per share of Company Common Stock (the “Offer Price”), in cash, subject to any applicable withholding of taxes and without interest. The Merger Agreement provides that Merger Sub will commence the Offer no later than 10 business days after the date of the Merger Agreement. The Offer will initially expire one minute following 11:59 p.m. (Eastern Time) on the date that is 20 business days following the commencement of the Offer, unless extended in accordance with the terms of the Offer and the Merger Agreement and the applicable rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”).

Merger Sub’s obligation to accept for payment shares of Company Common Stock validly tendered (and not validly withdrawn) pursuant to the Offer is subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, including that (a) the number of shares of Company Common Stock purchased by Parent or Merger Sub in accordance with the Offer, when considered together with all other shares of Company Common Stock (i) owned by Parent or Merger Sub or any parent of Parent or Merger Sub or any wholly owned subsidiary of any of the foregoing, or (ii) subject to an agreement that they are to be transferred, contributed or delivered to the Merger Sub, any parent of Merger Sub or any wholly owned subsidiary of any of the foregoing in exchange for shares or interests in Parent or Merger Sub or such parent or subsidiary, collectively represent at least one share more than 50% of the issued and outstanding shares of Company Common Stock at the time of the expiration of the Offer, (b) the representations and warranties of the Company contained in the Merger Agreement are accurate, subject to customary thresholds and exceptions, (c) the Company has complied with or performed in all material respects all of the Company’s covenants and agreements it is required to comply with or perform under the Merger Agreement, (d) there has not occurred nor is there a continuing Material Adverse Effect (as defined in the Merger Agreement), (e) no court of competent jurisdiction has issued any order, and no law has been enacted, which remains in effect, preventing the acquisition of or payment for the shares of Company Common Stock pursuant to the Offer and (f) other customary conditions set forth in Annex I of the Merger Agreement have been satisfied.

Following the consummation of the Offer, upon the terms and conditions set forth in the Merger Agreement and in accordance with the Pennsylvania Business Corporation Law (“PBCL”), Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger and as a wholly owned subsidiary of Parent. Subject to the consummation of the Offer, the Merger will be governed by and effected under Section 321(f) of the PBCL, with no shareholder vote required to consummate the Merger.

Pursuant to the Merger, each issued and outstanding share of Company Common Stock (other than shares of Company Common Stock (a) held by the Company (including those held in the Company’s treasury), (b) that as of immediately prior to the effective time of the Merger (the “Effective Time”) were owned by Parent or Merger Sub or any other direct or indirect wholly owned subsidiary of Parent, (c) irrevocably accepted for payment in the Offer, or (d) held by holders who have properly exercised their appraisal rights) will be automatically cancelled and converted into the right to receive an amount in cash equal to the Offer Price.

In addition, immediately prior to the Effective Time, by virtue of, and as a condition to, the Merger and without any action on the part of any holder thereof:

•	Each option to purchase Company Common Stock (“Company Option”), whether vested or unvested, that has a per share exercise price that is less than the Offer Price (each, an “In-the-Money Option”) that is outstanding and unexercised immediately prior to the Effective Time will, if applicable, automatically accelerate and become fully vested, and be cancelled and automatically converted into the right to receive cash in an amount equal to the product of (i) the total number of shares of Company Common Stock subject to such fully vested In-the-Money Option immediately prior to the Effective Time, multiplied by (ii) the excess, if any, of (A) the Offer Price minus (B) the exercise price payable per share of Company Common Stock under such In-the-Money Option;

•	Each Company Option that has a per share exercise price that is equal to or greater than the Offer Price, whether vested or unvested, that is outstanding and unexercised immediately prior to the Effective Time will be cancelled without any consideration payable therefor;

•	Each restricted stock unit of the Company (“Company RSU”) that is outstanding immediately prior to the Effective Time, whether vested or unvested, will automatically accelerate, become fully vested and be cancelled and automatically converted into the right to receive cash in an amount equal to the product of (i) the total number of shares of Company Common Stock issuable in settlement of such Company RSU, immediately prior to the Effective Time, multiplied by (ii) the Offer Price;

•	Each In-the-Money Warrant (as defined in the Merger Agreement) that is then outstanding and unexercised as of immediately prior to the Effective Time shall be cancelled without any consideration payable (whether in the form of cash or otherwise) therefor, whether before or after the Effective Time;

•	Each Out-of-the-Money Warrant (as defined in the Merger Agreement) that is then outstanding as of immediately prior to the Effective Time shall be canceled without any consideration payable (whether in the form of cash or otherwise) therefor, whether before or after the Effective Time; and

•	Each Company Pre-Funded Warrant (as defined in the Merger Agreement) that is then outstanding and unexercised as of immediately prior to the Effective Time shall be converted into and thereafter evidence a warrant entitling the holder to receive upon exercise thereof, a cash amount determined based on the total number of shares subject to such Pre-Funded Warrant immediately prior to the Effective Time, multiplied by the excess of (A) the Offer Price minus (B) the exercise price payable per share under such Pre-Funded Warrant.

The Merger Agreement includes customary representations, warranties and covenants of the Company, Parent and Merger Sub for a transaction of this nature, including covenants regarding the operation of the Company’s business prior to the Effective Time.

The Company has agreed to customary restrictions on its ability to solicit alternative takeover proposals from third parties and engage in discussions or negotiations with third parties regarding acquisition proposals. Notwithstanding these restrictions, the Company may under certain circumstances provide information to and participate in discussions or negotiations with third parties in response to a bona fide, unsolicited written acquisition proposal that the Board of Directors of the Company (the “Company Board”) has determined in good faith (i) constitutes or could reasonably be expected to lead to a Superior Offer (as such term is defined in the Merger Agreement) and (ii) failure to engage in such discussions or negotiations and provide any such information would be inconsistent with its fiduciary obligations under applicable law.

The Merger Agreement provides for certain termination rights for both of the Company and Parent, including (a) by mutual written agreement of the Company and Parent prior to the Offer Acceptance Time (as defined in the Merger Agreement), (b) by either the Company or Parent, if the Offer Acceptance Time has not occurred by August 28, 2024, (c) by either the Company or Parent, if a court of competent jurisdiction has issued an order that has the effect of permanently restraining, enjoining or otherwise prohibiting the Offer or the Merger, (d) by Parent, if the Company Board has effected a Company Adverse Change Recommendation (as defined in the Merger Agreement) or if the Company has Willfully Breached (as defined in the Merger Agreement) its non-solicitation obligations under the Merger Agreement, (e) by either the Company or Parent, upon the other party’s uncured breach of the Merger Agreement, (f) by the Company, in order to accept a Superior Offer (as defined in the Merger Agreement), or (g) by the Company, if Merger Sub fails to commence the Offer within 10 business days of the date of the Merger Agreement. In addition, if the Merger Agreement is terminated in certain circumstances, as more fully described in the Merger Agreement, the Company will be required to pay Parent a termination fee in the amount of $5,000,000.

The Company Board has unanimously (i) determined the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, are advisable, fair to, and in the best interest of the Company and its shareholders, (ii) authorized and approved the execution, delivery and performance by the Company of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Offer and the Merger, (iii) resolved that the Merger shall be effected under Section 321(f) of the PBCL, and (iv) resolved to recommend that the shareholders of the Company accept the Offer and tender their Shares to Merger Sub pursuant to the Offer.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this report and incorporated herein by reference.

The Merger Agreement and the foregoing description thereof have been included to provide investors and shareholders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about Parent, Merger Sub or the Company. The representations, warranties and covenants contained in the Merger Agreement were made only as of specified dates for the purposes of such agreement, were solely for the benefit of the parties to such agreement and may be subject to qualifications and limitations agreed upon by such parties. In particular, in reviewing the representations, warranties and covenants contained in the Merger Agreement and discussed in the foregoing description, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to shareholders and reports and documents filed with the SEC, and are also qualified in important part by confidential disclosure schedules delivered by the Company to Parent in connection with the Merger Agreement. Investors and shareholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Tender and Support Agreements

On February 28, 2024, in connection with the execution of the Merger Agreement, the directors and executive officers of the Company and certain of their affiliates, along with certain other shareholders of the Company, including First Light Asset Management, LLC (the “Supporting Shareholders”), entered into Tender and Support Agreements with Parent and Merger Sub (the “Support Agreements”). Under the terms of the Support Agreements, each Supporting Shareholder has agreed, among other things, to tender, pursuant to the Offer, their shares of Company Common Stock in the Offer, vote their shares of Company Common Stock in favor of the Merger, if applicable, and, subject to certain exceptions, not to transfer any of the shares of Company Common Stock.

As of February 28, 2024, the Supporting Shareholders beneficially owned an aggregate of approximately 25.5% of the outstanding shares of Company Common Stock. The Support Agreements will terminate upon termination of the Merger Agreement and certain other specified events.

The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Support Agreement, which is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On February 28, 2024, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is hereby furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information contained in this Item 7.01 and in Exhibit 99.2 of this Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this report that do not relate to matters of historical fact should be considered forward-looking statements. These forward-looking statements include, among others,  the ability to complete and the timing of completion of the transactions contemplated by the Merger Agreement, including the parties’ ability to satisfy the conditions to the consummation of the Offer and the other conditions set forth in the Merger Agreement and the possibility of any termination of the Merger Agreement. The forward-looking statements contained in this Current Report on Form 8-K are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements.  Potential risks, uncertainties and other factor to be considered include, among others, that Societal shareholders may not tender a sufficient number of shares in the tender offer; the length of time necessary to consummate the proposed transaction may be longer than anticipated, or it may not be consummated at all; the proposed transaction may involve unexpected costs; the businesses may suffer as a result of uncertainty surrounding the proposed transaction, including difficulties in maintaining relationships with third parties or retaining key employees; and the risk that shareholder litigation in connection with the Offer or the Merger may result in significant costs of defense, indemnification and liability. For further discussion of these and other risks and uncertainties, see Societal’s most recent Form 10-K and Form 10-Q filings with the SEC, including under the headings “Risk Factors.” You are cautioned to not place undue reliance on forward-looking statements, which speak only as of the date of this document. Except as required by law, neither CoreRx nor Societal is under any duty to update any of the information in this document.

Additional Information And Where To Find It

In connection with the proposed acquisition, CoreRx will commence a tender offer for the outstanding shares of Societal. The tender offer has not yet commenced. This document is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Societal, nor is it a substitute for the tender offer materials that CoreRx and Merger Sub will file with the SEC upon commencement of the tender offer. At the time the tender offer is commenced, CoreRx and Merger Sub will file tender offer materials on Schedule TO, and Societal will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. Holders of shares of Societal common stock are urged to read the tender offer materials (including an Offer to Purchase, a related Letter of Transmittal and certain other tender offer documents) and the Solicitation/Recommendation Statement when they become available (as each may be amended or supplemented from time to time) because they will contain important information that holders of shares of Societal common stock should consider before making any decision regarding tendering their shares. The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all holders of shares of Societal at no expense to them. The tender offer materials and the Solicitation/Recommendation Statement will be made available for free at the SEC’s website at www.sec.gov. In addition, these materials will be available at no charge on the Investors page of Societal’s website at https://www.societalcdmo.com/ and by directing a request to the information agent for the tender offer, whose contact information will be set forth in the Offer to Purchase.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document
2.1	Agreement and Plan of Merger, dated as of February 28, 2024, by and among Societal CDMO, Inc., CoreRx, Inc. and Cane Merger Sub, Inc.*

99.1	Form of Tender and Support Agreement, dated as of February 28, 2024, by and among CoreRx, Inc., Cane Merger Sub, Inc. and the Supporting Shareholder.

99.2	Press Release issued on February 28, 2024 by Societal CDMO, Inc.**

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

*	Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 for any schedules so furnished.

**	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOCIETAL CDMO, INC.

Date: February 28, 2024	By:	/s/ J. David Enloe, Jr.
J. David Enloe, Jr.
President and Chief Executive Officer